INTERIM MANAGEMENT AGREEMENT


         THIS INTERIM MANAGEMENT AGREEMENT (this "Agreement") is executed as of January 28, 2002 between AmeriPrime Funds (the "Trust") and CommonWealth Advisors, Inc. (the "Adviser").

         The Trust has been organized to engage in the business of an investment company. The Trust currently offers several series of shares to investors, one of which is the Florida Street Growth Fund (the "Fund").

         Pursuant to a Management Agreement dated as of January 28, 2000 (the "Management Agreement"), the Adviser was selected by the Trust to act as investment adviser to the Fund. The Management Agreement terminated pursuant to its terms on January 27, 2002. The Trust and the Adviser desire to enter into this Agreement pursuant to the terms of Rule 15a-4 under the Investment Company Act of 1940, as amended, (the "1940 Act"). The Board of Directors of the Fund (the "Board") approved this Agreement within ten business days after the termination.

         Therefore, in consideration of the mutual covenants herein contained, it is agreed as follows:

1.       ADVISORY SERVICES

                  The Adviser will regularly provide the Fund with such investment advice as the Adviser in its discretion deems advisable and will furnish a continuous investment program for the Fund consistent with the Fund's investment objective and policies. The Adviser will determine the securities to be purchased for the Fund, the portfolio securities to be held or sold by the Fund and the portion of the Fund's assets to be held uninvested, subject always to the Fund's investment objective, policies and restrictions, as each of the same shall be from time to time in effect, and subject further to such policies and instructions as the Board may from time to time establish. The Adviser will advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Board and the appropriate committees of the Board regarding the conduct of the business of the Fund.

2.       ALLOCATION OF CHARGES AND EXPENSES

                  The Adviser will pay all operating expenses of the Fund, including the compensation and expenses of any employees of the Fund and of any other persons rendering any services to the Fund; clerical and shareholder service staff salaries; office space and other office expenses; fees and expenses incurred by the Fund in connection with membership in investment company organizations; legal, auditing and accounting expenses; expenses of registering shares under federal and state securities laws, including expenses incurred by the Fund in connection with the organization and initial registration of shares of the Fund; insurance expenses; fees and expenses of the custodian, transfer agent, dividend disbursing agent, shareholder service agent, plan agent, administrator, accounting and pricing services agent and underwriter of the Fund; expenses, including clerical expenses, of issue, sale, redemption or repurchase of shares of the Fund; the cost of preparing and distributing reports and notices to shareholders, the cost of printing or preparing prospectuses and statements of additional information for delivery to the Fund's current and prospective shareholders; the cost of printing or preparing stock certificates or any other documents, statements or reports to shareholders; expenses of shareholders' meetings and proxy solicitations; advertising, promotion and other expenses incurred directly or indirectly in connection with the sale or distribution of the Fund's shares (excluding expenses which the Fund is authorized to pay pursuant to Rule 12b-1 under the Investment Company Act of 1940 as amended (the "1940 Act")); and all other operating expenses not specifically assumed by the Fund.

                  The Fund will pay all of its brokerage fees and commissions, taxes, borrowing costs (such as (a) interest and (b) dividend expenses on securities sold short), fees and expenses of the non-interested person trustees and such extraordinary or non-recurring expenses as may arise, including organizational expenses, and litigation to which the Fund may be a party and indemnification of the Trust's trustees and officers with respect thereto. The Fund will also pay expenses which it is authorized to pay pursuant to Rule 12b-1 under the 1940 Act. The Adviser may obtain reimbursement from the Fund, at such time or times as the Adviser may determine in the Adviser's sole discretion, for any of the expenses advanced by the Adviser, which the Fund is obligated to pay, and such reimbursement shall not be considered to be part of the Adviser's compensation pursuant to this Agreement.

                  Notwithstanding anything herein to the contrary, the Fund will only be liable for organizational expenses when the Fund reaches $10,000,000 in assets or when the Fund has been in existence for at least one year, and until such time, the Adviser is liable for such expenses. The Adviser will cause such expenses to be advanced on behalf of the Fund and may obtain reimbursement from the Fund after the Fund becomes liable.

3.       COMPENSATION OF COMMONWEALTH

                  For all of the services to be rendered and payments to be made as provided in this Agreement, as of the last business day of each month, the Florida Street Growth Fund will pay the Adviser a fee at the annual rate of 1.35% of the average value of its daily net assets.

                  The average value of the daily net assets of the Fund shall be determined pursuant to the applicable provisions of the Declaration of Trust of the Trust or a resolution of the Board, if required. If, pursuant to such provisions, the determination of net asset value of the Fund is suspended for any particular business day, then for the purposes of this paragraph, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets as of the close of the business day, or as of such other time as the value of the Fund's net assets may lawfully be determined, on that day. If the determination of the net asset value of the Fund has been suspended for a period including such month, the Adviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

4.       EXECUTION OF PURCHASE AND SALE ORDERS

                  In connection with purchases or sales of portfolio securities for the account of the Fund, it is understood that the Adviser will arrange for the placing of all orders for the purchase and sale of portfolio securities for the account with brokers or dealers selected by the Adviser, subject to review of this selection by the Board from time to time. The Adviser will be responsible for the negotiation and the allocation of principal business and portfolio brokerage. In the selection of such brokers or dealers and the placing of such orders, the Adviser is directed at all times to seek for the Fund the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

                  The Adviser should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution, the Adviser is authorized to select brokers or dealers who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Fund and/or the other accounts over which the Adviser exercises investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Adviser's overall responsibilities with respect to the Fund and to account over which the Adviser exercises investment discretion. The Fund and the Adviser understand and acknowledge that, although the information may be useful to the Fund and the Adviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund.

                  Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking best qualitative execution as described above, the Adviser may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.

                  Subject to the provisions of the Investment Company Act of 1940, as amended, and other applicable law, the Adviser, any of the Adviser's affiliates or any affiliates of the Adviser's affiliates may retain compensation in connection with effecting the Fund's portfolio transactions, including transactions effected through others. If any occasion should arise in which the Adviser gives any advice to its clients concerning the shares of the Fund, the Adviser will act solely as investment counsel for such client and not in any way on behalf of the Fund. The Adviser's services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that the Adviser may render investment advice, management and other services to others, including other registered investment companies.

5.       LIMITATION OF LIABILITY OF ADVISER

                  The Adviser may rely on information reasonably believed by the Adviser to be accurate and reliable. Except as may otherwise be required by the Investment Company Act of 1940 or the rules thereunder, neither the Adviser nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under, or payments made pursuant to, this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the Adviser's duties under this Agreement, or by reason of reckless disregard by any of such persons of the Adviser's obligations and duties under this Agreement.

                  Any person, even though also a director, officer, employee, shareholder or agent of the Adviser, who may be or become an officer, director, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the Adviser's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of the Adviser, or one under the Adviser's control or direction, even though paid by the Adviser.

6.       DURATION AND TERMINATION OF THIS AGREEMENT

                  This Agreement shall take effect on the date of its execution and shall remain in force until June 26, 2002.

                  This Agreement may, on ten days written notice, be terminated with respect to the Fund, at any time without the payment of any penalty, by the Board or, by a vote of a majority of the outstanding voting securities of the Fund. This Agreement shall automatically terminate in the event of its assignment.

7.       USE OF NAME

                  The Trust and the Adviser acknowledge that all rights to the name "Florida Street" belong to the Adviser, and that the Trust is being granted a limited license to use such words in its Fund name or in any name of any class of Fund. In the event the Adviser ceases to be the adviser to the Fund, the Trust's right to the use of the name "Florida Street" with respect to the Fund shall automatically cease on the ninetieth day following the termination of this Agreement. The right to the name may also be withdrawn by the Adviser during the term of this Agreement upon ninety (90) days' written notice by the Adviser to the Trust. Nothing contained herein shall impair or diminish in any respect, the Adviser's right to use the name "Florida Street" in the name of, or in connection with, any other business enterprises with which the Adviser is or may become associated. There is no charge to the Trust for the right to use these names.

8.       AMENDMENT OF THIS AGREEMENT

                  No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment of this Agreement shall be effective until approved by the Board, including a majority of the trustees who are not interested persons of the Adviser or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (if required under current interpretations of the Act by the Securities and Exchange Commission) by vote of the holders of a majority of the outstanding voting securities of the series to which the amendment relates.

9.       LIMITATION OF LIABILITY TO TRUST PROPERTY

                  The term "AmeriPrime Funds" means and refers to the Trustees from time to time serving under the Trust's Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the trustees and shareholders of the Trust and signed by officers of the Trust, acting as such, and neither such authorization by such trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the State of Ohio.

10.      SEVERABILITY

                  In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

11.      QUESTIONS OF INTERPRETATION

(a)      This Agreement shall be governed by the laws of the State of Ohio.

(b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended (the "Act") shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

12.      NOTICES

                  Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust is 1793 Kingswood Drive, Suite 200, Southlake, Texas 76092, and the Adviser's address for this purpose shall be 247 Florida Street, Baton Rouge, LA 70801.

13.      COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.      BINDING EFFECT

                  Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

15.      CAPTIONS

                  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.



         IN WITNESS WHEREOF, the parties have caused this instrument to be signed by their officers designated below, all as of the day and year first written above.


                                            AMERIPRIME FUNDS



                                            By:______/S/_______________________
                                             Kenneth D. Trumpfheller, President



                                            COMMONWEALTH ADVISORS, INC.



                                            By:________/S/______________________
                                            Name: Walter A. Morales
                                            Title:    President

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